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                               EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT
                    ------------------------------

 DeVry Inc.:

    Subsidiaries:            Keller Graduate School of
                              Management, Inc.

                             DeVry Educational Products, Inc.

                             Becker CPA Review Corp.

                             DeVry/Becker Educational
                              Development Corp.

                             Becker CPA Review, Inc.(1)

                             Newton Becker Limited (2), a Hong
                              Kong Corporation

                             Becker CPA Review Limited (2), an
                              Israeli Corporation



 Keller Graduate School of Management, Inc.:

    Subsidiaries:            DeVry Canada, Inc., a Canadian
                              corporation

                             DeVry Educational Development
                              Corp., a Delaware Corporation

                             DeVry Institute of Technology,
                              Inc., a Delaware corporation

                             Missouri Institute of Technology,
                              Inc., a Missouri corporation

                             Provost & Associates, Inc., an
                              Illinois corporation


(1) Subsidiary of Becker CPA Review Corp.
(2) Subsidiary of DeVry/Becker Educational Development Corp.